UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2021 (March 17, 2021)

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street Evansville, Indiana		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 867-6471

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Succession

On March 18, 2021, Shoe Carnival, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has unanimously elected Mark J. Worden, the Company’s President and Chief Customer Officer, as its next President and Chief Executive Officer, effective September 30, 2021.  Mr. Worden will succeed Clifton E. Sifford, who will step down as the Company’s Chief Executive Officer effective September 30, 2021, but will continue to serve in the role of Vice Chairman of the Company’s Board of Directors and, in such role, will continue as an employee of the Company.

Mr. Worden, age 47, joined the Company in September 2018 as its Executive Vice President – Chief Strategy and Marketing Officer, and has served as the Company’s President and Chief Customer Officer since September 2019.  Prior to joining the Company, Mr. Worden led the Northern European region for S. C. Johnson & Son, Inc. (“SC Johnson”), a manufacturer of household cleaning supplies and products, and was responsible for revenue and share growth objectives across six countries from May 2014 to July 2018. Prior to that, Mr. Worden served as Assistant to the Chairman and Chief Executive Officer of SC Johnson from May 2012 to May 2014 and as a Senior Marketing Director from 2009 to 2012. Mr. Worden also served as a Senior Brand Manager at Kimberly-Clark Corporation and held multiple marketing roles across its flagship brands during his tenure there from 2003 through 2009.

There are no family relationships between Mr. Worden and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Further, there are no arrangements or understandings between Mr. Worden and any other person pursuant to which he was selected to become the Chief Executive Officer of the Company.

On March 17, 2021, the Compensation Committee of the Board (the “Compensation Committee”), taking into account the planned succession described above, approved the following base salaries for Mr. Worden and Mr. Sifford for fiscal 2021:

•

For Mr. Worden, his base salary for fiscal 2021 through September 30, 2021 was increased to $618,000.  Effective on October 1, 2021, his base salary will increase to $700,000 upon his assumption of the Chief Executive Officer role.

•

For Mr. Sifford, his base salary for fiscal 2021 through September 30, 2021 was increased to $737,500.  From October 1, 2021 through December 31, 2021, Mr. Sifford will receive $25,000 per month as compensation for his service as Vice Chairman of the Board.

•

Commencing in 2022, Mr. Sifford will receive a base salary of $300,000 per year for his service as Vice Chairman of the Board, payable one-half in cash and one-half in an equity award that will be granted on the date of the annual shareholders’ meeting, which award will vest on January 2nd in the year following the grant.

For a discussion of the other compensation payable to Mr. Worden and Mr. Sifford for fiscal 2021, see “Fiscal 2021 Compensation” below.

Succession of Chief Retail Operations Officer

Effective April 4, 2021, Marc Chilton will succeed Timothy T. Baker as the Company’s Executive Vice President – Chief Retail Operations Officer. Mr. Baker is stepping away after 32 years as an operations leader for the Company, including serving as the Company’s Executive Vice President – Chief Retail Operations Officer since September 2019 and its Executive Vice President – Store Operations from June 2001 until September 2019. The Company greatly appreciates Mr. Baker’s years of service to Shoe Carnival.

Mr. Chilton, age 51, served as the Company’s Senior Vice President – Store Operations and Administration from March 2019 until February 2020, after which he has served as Senior Vice President – Store Administration and Development.  Mr. Chilton started with the Company in 1994 as a store manager and has served in roles of increasing responsibility in store management and operations since that time, including serving as the Vice President of the Company’s Northern Division, with approximately one-third of the Company’s stores reporting to him, from April 2012 until March 2019.

Mr. Baker’s departure will be treated as a termination without cause for purposes of his Amended and Restated Employment and Non-Competition Agreement, dated December 11, 2008 (the “Employment Agreement”) and his outstanding equity awards granted under the Company’s 2017 Equity Incentive Plan (the “2017 Plan”). On March 18, 2021, the Company entered into a Severance and Release Agreement with Mr. Baker (the “Release Agreement”), setting forth the benefits he is entitled to under his Employment Agreement and the 2017 Plan upon his departure on April 3, 2021, which include:

•	A pro-rated bonus payment for fiscal 2021 equal to 55% of his pro-rated base salary for the year;
•	A severance payment equal to 150% of his base salary for fiscal 2021;
•

A lump sum payment equal to 18 times the monthly COBRA premium, plus an additional amount equal to the additional state and federal taxes the Company determines Mr. Baker will incur as a result of the payment of such lump sum; and

•	The immediate vesting of the unvested time-based restricted stock units held by Mr. Baker on April 3, 2021.

Under the terms of the Release Agreement, Mr. Baker agreed to a general release of claims against the Company and also reaffirmed his post-employment non-competition, non-disclosure and related restrictive covenants and obligations under his Employment Agreement.

The foregoing description of the Release Agreement is intended only as a summary and is qualified in its entirety by reference to the full text of the Release Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of New Principal Accounting Officer

On March 18, 2021, the Board promoted Patrick C. Edwards to Vice President, Chief Accounting Officer, Corporate Controller and Assistant Secretary of the Company and designated Mr. Edwards as the Company’s principal accounting officer, effective as of March 18, 2021. Upon Mr. Edwards’ appointment, W. Kerry Jackson will cease to serve as the Company’s principal accounting officer but will continue to serve as the Company’s Senior Executive Vice President, Chief Financial and Administrative Officer and Treasurer and principal financial officer.

Mr. Edwards, age 49, has served as the Company’s Vice President and Corporate Controller since joining the Company in October 2019 and as the Company’s Assistant Secretary since December 2019. Prior to joining the Company, Mr. Edwards was Vice President of Accounting for CenterPoint Energy, Inc. (“CenterPoint”) from February 2019 to August 2019 following its acquisition of Evansville, Indiana-based Vectren Corporation (“Vectren”). For Vectren, Mr. Edwards held various leadership roles in the accounting, audit and finance functions from February 2001 through February 2019, including Vice President and Treasurer from April 2017 to February 2019 and Vice President of Corporate Audit from August 2013 to April 2017. Both CenterPoint and Vectren are, or were, publicly traded companies with primarily public utility operations. Prior to joining Vectren, Mr. Edwards worked in public accounting for PricewaterhouseCoopers LLP and its predecessors.  Mr. Edwards is a Certified Public Accountant.

There are no family relationships between Mr. Edwards and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Further, there are no arrangements or understandings between Mr. Edwards and any other person pursuant to which he was selected as the Chief Accounting Officer and principal accounting officer of the Company. Mr. Edwards did not receive any additional compensation as a result of his promotion to Chief Accounting Officer and principal accounting officer for the Company.

Promotion of Chief Merchandising Officer

On March 18, 2021, the Board promoted Carl N. Scibetta, the Company’s Executive Vice President – Chief Merchandising Officer to the position of Senior Executive Vice President – Chief Merchandising Officer.

Fiscal 2021 Compensation

On March 17, 2021, the Compensation Committee established the performance criteria and targets for the fiscal 2021 bonus payable in fiscal 2022 under the Company’s Executive Incentive Compensation Plan. The performance criterion is operating income, calculated in accordance with U.S. generally accepted accounting principles (“Operating Income”). Subjective factors based on an executive officer’s individual performance can reduce an executive officer’s bonus. Performance below the threshold level would result in no payout, performance at the threshold level of performance would result in a payout at 15% of the executive officer’s target bonus amount and performance at the maximum level of performance would result in a payout at 150% of the executive officer’s target bonus amount, with payout for performance between threshold and target and between target and maximum Operating Income interpolated.

The following table sets forth the percentage of salary the Company’s named executive officers could earn based upon the attainment of the various levels of Operating Income:

	Percentage of Annual Salary
Name	Threshold	Target	Maximum
Clifton E. Sifford	15%	100%	150%
Mark J. Worden (through 9/30/2021)	12%	80%	120%
Mark J. Worden (from 10/1/2021 through fiscal year-end)	15%	100%	150%
W. Kerry Jackson	9%	60%	90%
Carl N. Scibetta	9%	60%	90%

Any bonus earned by Mr. Sifford for fiscal 2021 will be pro-rated based on the eight months he will serve as Chief Executive Officer. Mr. Baker will not participate in the Executive Incentive Compensation Plan in fiscal 2021.

On March 17, 2021, the Compensation Committee also granted service-based restricted stock units and performance stock units under the 2017 Plan to the following named executive officers:

Name	Target Number of Performance Stock Units Awarded	Service-Based Restricted Stock Units Awarded
Clifton E. Sifford	5,632	1,877
Mark J. Worden	8,448	2,816
W. Kerry Jackson	6,602	2,201
Carl N. Scibetta	6,602	2,201

Mr. Baker did not receive an equity grant in fiscal 2021.

The performance stock units may be earned based on the Company’s fully diluted net income per share for fiscal 2021.  The Compensation Committee established a range of goals at threshold, target and maximum levels for which 25% to 125% of the target number of performance stock units may be earned, with payout for performance between threshold and target and between target and maximum fully diluted net income per share interpolated. Performance below the threshold level would result in forfeiture of all of the performance stock units.  Half of any earned performance stock units will vest on March 31, 2022 and the remaining half will vest on March 31, 2023, provided that the executive officer maintains continuous service with the Company through such dates.

The service-based restricted stock units granted to the executive officers vest in three equal annual installments commencing on March 31, 2022, provided that the executive officer maintains continuous service with the Company through such dates.

The restricted stock units and the performance stock units will be subject to the terms and conditions of the 2017 Plan.  The 2017 Plan was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 15, 2017.  The service-based restricted stock units will also be subject to the terms and conditions of the Company’s award agreement for service-based restricted stock units under the 2017 Plan (the “RSU Award Agreement”). The form of RSU Award Agreement was previously filed as Exhibit 10-C to the Quarterly Report on Form 10-Q filed by the Company with the SEC on August 31, 2017.  The performance stock units will also be subject to the terms and conditions of the Company’s performance stock unit award agreement under the 2017 Plan (the “PSU Award Agreement”).  The foregoing description of the PSU Award Agreement is intended only as a summary and is qualified in its entirety by reference to the form of PSU Award Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

The following information shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

A copy of the press release issued by the Company on March 18, 2021, announcing the Chief Executive Officer succession described above, is furnished as Exhibit 99.1, and the information set forth therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibits
10.1	Severance and Release Agreement, dated March 18, 2021, by and between the Company and Timothy Baker
10.2	Form of Award Agreement for performance stock units granted to executive officers under the Shoe Carnival, Inc. 2017 Equity Incentive Plan (2021)
99.1	Press Release of the Company dated March 18, 2021
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)
Date: March 22, 2021	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President
Chief Financial and Administrative Officer and Treasurer